SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852

Consent of Independent Certified Public Accountants

As independent public accountants, we hereby consent to all references to this form under the headings " Experts" and to the incorporation of our report dated October 15, 2000, in this Registration Statement (Form SB-2) and related prospectus of BBIS.com, Inc.


/s/ Simon Krowitz Bolin & Associates, P.A.




January 3, 2001